Filed Pursuant to Rule 424(b)(2)
Registration No. 333-233663

PRICING SUPPLEMENT dated June 29, 2021 (To Equity Index Underlying Supplement dated December 16, 2019, Prospectus Supplement dated December 16, 2019 and Prospectus dated December 16, 2019)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® (each referred to as an “Index”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a Contingent Coupon Payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend in each case on the Closing Level of the Lowest Performing Index on the relevant Valuation Date. The Lowest Performing Index on any Valuation Date is the Index that has the lowest Closing Level on that Valuation Date as a percentage of its Starting Level
☐	Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment on a quarterly basis until the earlier of the Stated Maturity Date or automatic call if, and only if, the Closing Level of the Lowest Performing Index on the Coupon Determination Date for that quarter is greater than or equal to its Coupon Threshold Level. However, if the Closing Level of the Lowest Performing Index on a Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment for the relevant quarter. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on every Coupon Determination Date, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Level for each Index is equal to 80% of its Starting Level. The Contingent Coupon Rate is 7.50% per annum
☐	Automatic Call. If the Closing Level of the Lowest Performing Index on any of the quarterly Call Observation Dates from December 2021 to March 2025, inclusive, is greater than or equal to its Starting Level, we will automatically call the securities for the principal amount plus a final Contingent Coupon Payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the principal amount at maturity if, and only if, the Closing Level of the Lowest Performing Index on the Final Valuation Date is greater than or equal to its Downside Threshold Level. If the Closing Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level, you will lose more than 20%, and possibly all, of the principal amount of your securities. The Downside Threshold Level for each Index is equal to 80% of its Starting Level
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the Lowest Performing Index from its Starting Level if its Closing Level on the Final Valuation Date is less than its Downside Threshold Level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
☐	Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index on each Valuation Date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PRS-9 herein and beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$21.75	$978.25
Total	$2,289,000.00	$49,785.75	$2,239,214.25

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $21.75 per security. The agent may resell the securities to other securities dealers at the principal amount less a concession of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.
(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $974.10 per security. The estimated value is expected to be less than the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

TERMS OF THE SECURITIES

The information in this “Terms of the Securities” section is only a summary and is qualified by the more detailed information set forth in this pricing supplement, the underlying supplement, the prospectus supplement and the prospectus, each filed with the SEC. See “About This Pricing Supplement” in this pricing supplement.

Issuer:	Canadian Imperial Bank of Commerce
Reference Asset:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”) and the Dow Jones Industrial Average® (Bloomberg ticker symbol “INDU”) (the “INDU”) (each referred to as an “Index,” and collectively as the “Indices”).
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Pricing Date:	June 29, 2021
Issue Date:	July 2, 2021
Final Valuation Date:	June 24, 2025, subject to postponement as described below under “—Postponement of a Valuation Date.”
Stated Maturity Date:	June 27, 2025. If the Final Valuation Date is postponed, the Stated Maturity Date will be the later of (i) June 27, 2025 and (ii) three Business Days after the last Final Valuation Date as postponed. See “—Postponement of a Valuation Date” below. No interest will be paid in respect of such postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity.
Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Level.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000 × Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Closing Level of the Lowest Performing Index on any Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on all quarterly Coupon Determination Dates, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	7.50% per annum
Coupon Threshold Level:	3,433.44 for the SPX, 1,847.0696 for the RTY and 27,433.832 for the INDU, each of which is 80% of its Starting Level.
Coupon Determination Dates:	Quarterly, on the 24th of each March, June, September and December, commencing September 2021 and ending on the Final Valuation Date, each subject to postponement as described below under “—Postponement of a Valuation Date.”
Coupon Payment Dates:	Quarterly, on the third Business Day following each Coupon Determination Date (as each such Coupon Determination Date may be postponed pursuant to “—Postponement of a Valuation Date” below, if applicable), provided that the Coupon Payment Date with respect to the Final Valuation Date will be the Stated Maturity Date. If a Coupon Determination Date is postponed with respect to one or more Indices, the related Coupon Payment Date will be the third Business Day after the last

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

Coupon Determination Date as postponed. If a Coupon Payment Date is postponed, the Contingent Coupon Payment, if any, due on that Coupon Payment Date will be made on that Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Coupon Payment Date, that is, with no additional amount accruing or payable as a result of the postponement.
Automatic Call:

If the Closing Level of the Lowest Performing Index on any Call Observation Date is greater than or equal to its Starting Level, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final Contingent Coupon Payment. The first Call Observation Date is approximately six months after the Issue Date.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates:	Quarterly, the Coupon Determination Dates beginning December 2021 and ending March 2025 (together with the Coupon Determination Dates, the “Valuation Dates”)
Call Payment Dates:	The Coupon Payment Date immediately following the applicable Call Observation Date.
Payment at Maturity:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Payment at Maturity (in addition to the final Contingent Coupon Payment, if any). The “Payment at Maturity” per security will equal:

•       if the Ending Level of the Lowest Performing Index on the Final Valuation Date is greater than or equal to its Downside Threshold Level:

$1,000

•      if the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Valuation Date

If the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the Lowest Performing Index on the Final Valuation Date if the Ending Level of such Index is less than its Downside Threshold Level.

All calculations with respect to the Payment at Maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Downside Threshold Level:	3,433.44 for the SPX, 1,847.0696 for the RTY and 27,433.832 for the INDU, each of which is 80% of its Starting Level.
Lowest Performing Index:	On any Valuation Date, the “Lowest Performing Index” will be the Index with the lowest Performance Factor on that Valuation Date.
Performance Factor:	With respect to an Index on any Valuation Date, its Closing Level on such Valuation Date divided by its Starting Level (expressed as a percentage).
Starting Level:	4,291.80 for the SPX, 2,308.837 for the RTY and 34,292.29 for the INDU, each of which was its Closing Level on the Pricing Date.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

Ending Level:	With respect to each Index, its Closing Level on the Final Valuation Date.
Closing Level:	The “Closing Level” of an Index on any Trading Day means the official closing level of such Index as reported by its Index Sponsor on such Trading Day.
Postponement of a Valuation Date:	If any Valuation Date is not a Trading Day with respect to any Index, such Valuation Date for each Index will be postponed to the next succeeding day that is a Trading Day with respect to each Index. A Valuation Date for an Index is also subject to postponement due to the occurrence of a market disruption event with respect to such Index on such Valuation Date. See “Additional Terms of the Securities—Market Disruption Events” below.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:	Wells Fargo Securities. The agent will receive an underwriting discount of $21.75 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13605W3Z2 / US13605W3Z28

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

DETERMINING PAYMENT ON A COUPON PAYMENT DATE AND AT MATURITY

If the securities have not been previously automatically called, on each quarterly Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Closing Level of the Lowest Performing Index on the related Coupon Determination Date.

Step 1: Determine which Index is the Lowest Performing Index on the relevant Coupon Determination Date. The Lowest Performing Index on any Coupon Determination Date is the Index with the lowest Performance Factor on that Coupon Determination Date. The Performance Factor of an Index on a Coupon Determination Date is its Closing Level on that Coupon Determination Date as a percentage of its Starting Level (i.e., its Closing Level on that Coupon Determination Date divided by its Starting Level).

Step 2: Determine whether a Contingent Coupon Payment is payable on the applicable Coupon Payment Date based on the Closing Level of the Lowest Performing Index on the relevant Coupon Determination Date, as follows:

On the Stated Maturity Date, if the securities have not been automatically called prior to maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Payment at Maturity) calculated as follows:

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date. The Lowest Performing Index on the Final Valuation Date is the Index with the lowest Performance Factor on the Final Valuation Date. The Performance Factor of an Index on the Final Valuation Date is its Ending Level as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Step 2: Calculate the Payment at Maturity based on the Ending Level of the Lowest Performing Index, as follows:

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

HYPOTHETICAL PAYOUT PROFILE

The following profile illustrates the potential Payment at Maturity payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Index on the Final Valuation Date from its Starting Level to its Ending Level, assuming the securities have not been automatically called prior to maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Level of the Lowest Performing Index on the Final Valuation Date, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

ABOUT THIS PRICING SUPPLEMENT

You should read this pricing supplement together with the prospectus dated December 16, 2019 (the “prospectus”), the prospectus supplement dated December 16, 2019 (the “prospectus supplement”) and the Equity Index Underlying Supplement dated December 16, 2019 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Underlying supplement dated December 16, 2019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073068/a19-25016_7424b2.htm

•	Prospectus supplement dated December 16, 2019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073058/a19-24965_3424b2.htm

•	Prospectus dated December 16, 2019: https://www.sec.gov/Archives/edgar/data/1045520/000110465919073027/a19-24965_1424b3.htm

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

INVESTOR CONSIDERATIONS

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with quarterly Contingent Coupon Payments at a rate of 7.50% per annum until the earlier of maturity or automatic call, if, and only if, the Closing Level of the Lowest Performing Index on the applicable Coupon Determination Date is greater than or equal to 80% of its Starting Level;

▪	understand that if the securities are not automatically called prior to maturity and the Closing Level of the Lowest Performing Index on the Final Valuation Date has declined by more than 20% from its Starting Level, they will be fully exposed to the decline in the Lowest Performing Index from its Starting Level and will lose more than 20%, and possibly all, of the principal amount at maturity;

▪	are willing to accept the risk that they may not receive any Contingent Coupon Payment on one or more, or any, Coupon Payment Dates over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index on each Valuation Date and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	require full payment of the principal amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the Closing Level of the Lowest Performing Index on the Final Valuation Date may decline by more than 20% from its Starting Level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;

▪	are unwilling to accept the risk of exposure to the large- and small-capitalization segments of the United States equity market;

▪	are unwilling to accept the credit risk of CIBC, to obtain exposure to the Indices generally, or to the exposure to the Indices that the securities provide specifically; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities or the securities included in any Index. You should carefully consider the risk factors set forth below and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus, as well as the other information contained in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the Stated Maturity Date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on your securities at maturity. If the securities are not automatically called prior to maturity, you will receive a Payment at Maturity that will be equal to or less than the principal amount per security, depending on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

If the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level, the Payment at Maturity will be reduced by an amount equal to the decline in the level of the Lowest Performing Index from its Starting Level (expressed as a percentage of its Starting Level). The Downside Threshold Level for each Index is 80% of its Starting Level. For example, if the securities are not automatically called and the Lowest Performing Index on the Final Valuation Date has declined by 20.1% from its Starting Level to its Ending Level, you will not receive any benefit of the contingent downside protection feature and you will lose 20.1% of the principal amount per security. As a result, you will not receive any protection if the level of the Lowest Performing Index on the Final Valuation Date declines significantly and you may lose some, and possibly all, of the principal amount per security at maturity, even if the level of the Lowest Performing Index is greater than or equal to its Starting Level or its Downside Threshold Level at certain times during the term of the securities.

Even if the Ending Level of the Lowest Performing Index on the Final Valuation Date is greater than its Downside Threshold Level, the Payment at Maturity will not exceed the principal amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly Coupon Payment Date you will receive a Contingent Coupon Payment if, and only if, the Closing Level of the Lowest Performing Index on the related Coupon Determination Date is greater than or equal to its Coupon Threshold Level. The Coupon Threshold Level for each Index is 80% of its Starting Level. If the Closing Level of the Lowest Performing Index on any Coupon Determination Date is less than its Coupon Threshold Level, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Closing Level of the Lowest Performing Index is less than its Coupon Threshold Level on each Coupon Determination Date over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the Lowest Performing Index on each Valuation Date. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Valuation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Lowest Performing Index on each Valuation Date. Although it is necessary for each Index to close above its respective Coupon Threshold Level on the relevant Coupon Determination Date in order for you to receive a quarterly Contingent Coupon Payment and above its respective Downside Threshold Level on the Final Valuation Date for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities. Each Index represents a different segment of the United States equity market. The SPX and the INDU represent the large capitalization segment of the United States equity market, and the RTY represents the small capitalization segment of the United States equity market. These different equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Valuation Date From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the level of the Lowest Performing Index on the Final Valuation Date if its Ending Level is below its Downside Threshold Level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per security at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the Pricing Date may result in a higher Contingent Coupon Rate , but it also represents a greater expected likelihood as of the Pricing Date that the Closing Level of at least one Index will be less than its Coupon Threshold Level on one or more Coupon Determination Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Closing Level of at least one Index will be less than its Downside Threshold Level on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

A Coupon Payment Date, A Call Payment Date And The Stated Maturity Date Will Be Postponed If A Valuation Date Is Postponed.

A Valuation Date (including the Final Valuation Date) with respect to an Index will be postponed if the applicable originally scheduled Valuation Date is not a Trading Day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that Valuation Date. If such a postponement occurs with respect to a Valuation Date other than the Final Valuation Date, then the related Coupon Payment Date or Call Payment Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Valuation Date, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the last Final Valuation Date as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

•	Performance of the Indices. The value of the securities prior to maturity or automatic call will depend substantially on the then-current level of each Index. The price at which you may be able to sell the securities before maturity may be at a discount, which could be substantial, from their principal amount, if the level of the Lowest Performing Index at such time is less than, equal to or not sufficiently above its Starting Level, its Coupon Threshold Level or its Downside Threshold Level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Indices. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Indices changes.

•	Correlation Among The Indices. Correlation refers to the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Indices may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Indices decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity or automatic call will likely be different from that which would be expected based on the then-current levels of the Indices. This difference will most likely reflect a discount due to expectations and uncertainty concerning the levels of the Indices during the period of time still remaining to the Stated Maturity Date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current levels of the Indices.

•	Dividend Yields On Securities Included In The Indices. The value of the securities may be affected by the dividend yields on securities included in the Indices.

•	Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the levels of the Indices, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the Contingent Coupon Payments that would have accrued, if any, had the securities been called on a later Valuation Date or held until the Stated Maturity Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the level of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Level and the Closing Level of each Index on each Valuation Date, calculating the Contingent Coupon Payments, if payable, and the Payment at Maturity, determining whether a market disruption event has occurred on a scheduled Valuation Date, which may result in postponement of that Valuation Date; determining the Closing Level of an Index if a Valuation Date is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the relevant Valuation Date; and determining whether to adjust the Closing Level of an Index on the relevant Valuation Date in the event of certain changes in or modifications to such Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on an Index or the companies whose securities are included in an Index. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on an Index or the companies whose securities are included in an Index could adversely affect the level of such Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Indices from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on an Index or the companies whose securities are included in an Index published on or prior to the Pricing Date could result in an increase in the level of such Index on the Pricing Date, which would adversely affect investors in the securities by increasing the level at which such Index must close on each Valuation Date (including the Final Valuation Date) in order for investors in the securities to receive a favorable return.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in an Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of such Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in an Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire securities included in an Index or listed or over-the-counter derivative or synthetic instruments related to an Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in any of the securities included in an Index, or derivative or synthetic instruments related to an Index or such securities, they may liquidate a portion of such holdings at or about the time of a Valuation Date or at or about the time of a change in the securities included in an Index. These hedging activities could potentially adversely affect the level of an Index and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in an Index and other instruments relating to an Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the securities included in an Index and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Certain U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Certain U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

HYPOTHETICAL RETURNS

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the principal amount of your securities plus a final Contingent Coupon Payment on the Call Payment Date. In the event the securities are automatically called, your total return on the securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Index on the Final Valuation Date, the hypothetical Payment at Maturity payable at maturity per security (excluding the final Contingent Coupon Payment, if any). The Performance Factor of the Lowest Performing Index on the Final Valuation Date is its Ending Level expressed as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Hypothetical Ending Level of the Lowest Performing Index	Hypothetical Performance Factor of Lowest Performing Index on Final Valuation Date	Hypothetical Payment at Maturity Per Security
200.00	200.00%	$1,000.00
175.00	175.00%	$1,000.00
150.00	150.00%	$1,000.00
125.00	125.00%	$1,000.00
100.00(1)	100.00%	$1,000.00
80.00(2)	80.00%	$1,000.00
79.00	79.00%	$790.00
60.00	60.00%	$600.00
50.00	50.00%	$500.00
40.00	40.00%	$400.00
25.00	25.00%	$250.00
0.00	0.00%	$0.00

(1)	The hypothetical Starting Level of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Level. The actual Starting Level of each Index is set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of each Index, see the historical information set forth under the section titled “The Indices” below.
(2)	This is the hypothetical Downside Threshold Level of the Lowest Performing Index.

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Payment at Maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you receive at maturity will depend on the actual Starting Level, Downside Threshold Level and Ending Level of the Lowest Performing Index. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

HYPOTHETICAL CONTINGENT COUPON PAYMENTS

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly Coupon Payment Date prior to maturity. The examples do not reflect any specific quarterly Coupon Payment Date. The following examples assume that the securities are subject to automatic call on the applicable Call Observation Date. The first Call Observation Date is approximately six months after the Issue Date. The following examples reflect the Contingent Coupon Rate of 7.50% per annum and assume the hypothetical Starting Level, Coupon Threshold Level and Closing Levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level or Coupon Threshold Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level and Coupon Threshold Level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Level of the Lowest Performing Index on the relevant Valuation Date is greater than or equal to its Coupon Threshold Level and less than its Starting Level. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	90.00	95.00	80.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Performance Factor (Closing Level on Valuation Date divided by Starting Level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Valuation Date.

In this example, the INDU has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Valuation Date is greater than or equal to its Coupon Threshold Level, but less than its Starting Level, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities would not be automatically called. The Contingent Coupon Payment would be equal to $18.75 per security, determined as follows: (i) $1,000 multiplied by 7.50% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Closing Level of the Lowest Performing Index on the relevant Valuation Date is less than its Coupon Threshold Level. As a result, investors do not receive a Contingent Coupon Payment on the applicable quarterly Coupon Payment Date and the securities are not automatically called.

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	74.00	125.00	105.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Performance Factor (Closing Level on Valuation Date divided by Starting Level):	74.00%	125.00%	105.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Valuation Date.

In this example, the SPX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Valuation Date.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Valuation Date is less than its Coupon Threshold Level, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. In addition, the securities would not be automatically called, even though the Closing Levels of the better performing Indices on the relevant Valuation Date are greater than their Starting Levels. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the securities are automatically called on a quarterly Coupon Payment Date will depend solely on the Closing Level of the Lowest Performing Index on the relevant Valuation Date. The performance of the better performing Indices is not relevant to your return on the securities.

Example 3. The Closing Level of the Lowest Performing Index on the relevant Valuation Date is greater than or equal to its Starting Level. As a result, the securities are automatically called on the applicable quarterly Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment.

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on relevant Valuation Date:	115.00	105.00	130.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Performance Factor (Closing Level on Valuation Date divided by Starting Level):	115.00%	105.00%	130.00%

Step 1: Determine which Index is the Lowest Performing Index on the relevant Valuation Date.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the relevant Valuation Date.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called on the applicable quarterly Coupon Payment Date.

Since the hypothetical Closing Level of the Lowest Performing Index on the relevant Valuation Date is greater than or equal to its Starting Level, the securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,018.75 per security.

You will not receive any further payments after the Call Payment Date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

HYPOTHETICAL PAYMENTS AT MATURITY

Set forth below are examples of calculations of the Payment at Maturity payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level, Coupon Threshold Level, Downside Threshold Level or Ending Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level, Coupon Threshold Level and Downside Threshold Level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Level of the Lowest Performing Index on the Final Valuation Date is greater than its Starting Level, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	145.00	135.00	125.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Hypothetical Downside Threshold Level:	80.00	80.00	80.00
Performance Factor (Ending Level divided by Starting Level):	145.00%	135.00%	125.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the INDU has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Valuation Date is greater than its hypothetical Downside Threshold Level, the Payment at Maturity would equal the principal amount. Although the hypothetical Ending Level of the Lowest Performing Index on the Final Valuation Date is significantly greater than its hypothetical Starting Level in this scenario, the Payment at Maturity will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 2. The Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Starting Level but greater than its Downside Threshold Level and its Coupon Threshold Level, the Payment at Maturity is equal to the principal amount of your securities at maturity and you receive a final Contingent Coupon Payment:

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	90.00	115.00	110.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Hypothetical Downside Threshold Level:	80.00	80.00	80.00
Performance Factor (Ending Level divided by Starting Level):	90.00%	115.00%	110.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the SPX has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

Since the hypothetical Ending Level of the Lowest Performing Index is less than its hypothetical Starting Level, but not by more than 20%, you would be repaid the principal amount of your securities at maturity.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security as well as a final Contingent Coupon Payment.

Example 3. The Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level, the Payment at Maturity is less than the principal amount of your securities at maturity and you do not receive a final Contingent Coupon Payment:

	SPX	RTY	INDU
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	120.00	45.00	90.00
Hypothetical Coupon Threshold Level:	80.00	80.00	80.00
Hypothetical Downside Threshold Level:	80.00	80.00	80.00
Performance Factor (Ending Level divided by Starting Level):	120.00%	45.00%	90.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the Payment at Maturity based on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its hypothetical Starting Level by more than 20%, you would lose a portion of the principal amount of your securities and receive the Payment at Maturity equal to $450.00 per security, calculated as follows:

= $1,000 × Performance Factor of the Lowest Performing Index on the Final Valuation Date

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $450.00 per security, but no final Contingent Coupon Payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the Lowest Performing Index if the securities are not automatically called prior to maturity and the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Downside Threshold Level, even if the Ending Levels of the other Indices have appreciated or have not declined below their respective Downside Threshold Levels.

To the extent that the actual Starting Level, Coupon Threshold Level, Downside Threshold Level and Ending Level of the Lowest Performing Index differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

ADDITIONAL TERMS OF THE SECURITIES

The definitions and provisions below supersede and replace the relevant definitions and provisions set forth in the underlying supplement.

Certain Definitions

A “Trading Day” with respect to an Index means a day, as determined by the calculation agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Market Disruption Events

A “market disruption event” with respect to an Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any Related Futures or Options Exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying such Index or successor equity index or any Related Futures or Options Exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

(2)	the “close of trading” on any Trading Day for such Index or any successor equity index means the scheduled closing time of the Relevant Stock Exchanges with respect to the securities underlying such Index or successor equity index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its scheduled closing time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the scheduled closing time of the Relevant Stock Exchanges;

(3)	the “scheduled closing time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index or any successor equity index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any Trading Day for such Index or any successor equity index on which each Relevant Stock Exchange for the securities underlying such Index or any successor equity index and each Related Futures or Options Exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any Valuation Date, then such Valuation Date for such Index will be postponed to the first succeeding Trading Day for such Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Index after the originally scheduled Valuation Date, that eighth Trading Day shall be deemed to be the Valuation Date for such Index. If a Valuation Date has been postponed eight Trading Days for an Index after the originally scheduled Valuation Date and a market disruption event occurs or is continuing with respect to such Index on such eighth Trading Day, the calculation agent will determine the Closing Level of such Index on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on such date of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding the postponement of a Valuation Date for an Index due to a market disruption event with respect to such Index on such Valuation Date, the originally scheduled Valuation Date will remain the Valuation Date for any Index not affected by a market disruption event on such day.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the Closing Level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the Closing Level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the Closing Level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If the sponsor or publisher of an Index (the “Index Sponsor”) discontinues publication of such Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and CIBC,

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

the calculation agent will substitute the successor equity index as calculated by its Index Sponsor or any other entity for purposes of calculating the Closing Level of such Index. Upon any selection by the calculation agent of a successor equity index, CIBC will cause notice to be given to holders of the securities.

In the event that an Index Sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a Valuation Date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute Closing Level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a Valuation Date, an Index Sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute Closing Level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by an Index Sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

THE INDICES

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-43 of the accompanying underlying supplement for additional information about the SPX.

In addition, information about the SPX may be obtained from other sources including, but not limited to, SPDJI’s website (including information regarding the SPX’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPX is accurate or complete.

Historical Data

We obtained the Closing Levels of the SPX in the graph below from Bloomberg L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the SPX on the Valuation Dates. We cannot give you assurance that the performance of the SPX will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the SPX for the period from January 1, 2016 to June 29, 2021. The Closing Level of the SPX on June 29, 2021 was 4,291.80.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE International Limited (“FTSE Russell”). The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-28 of the accompanying underlying supplement for additional information about the RTY.

In addition, information about the RTY may be obtained from other sources including, but not limited to, FTSE Russell’s website (including information regarding the RTY’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the RTY is accurate or complete.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on the Valuation Dates. We cannot give you assurance that the performance of the RTY will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2016 to June 29, 2021. The Closing Level of the RTY on June 29, 2021 was 2,308.837.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® (Bloomberg ticker: “INDU <Index>”) is a price-weighted index of 30 U.S. blue-chip stocks, which represent all economic industries except transportation and utilities. The INDU is published by SPDJI. See “Index Descriptions—The Dow Jones Industrial Average®” beginning on page S-8 of the accompanying underlying supplement for additional information about the INDU.

In addition, information about the INDU may be obtained from other sources including, but not limited to, SPDJI’s website (including information regarding the INDU’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the INDU is accurate or complete.

Historical Data

We obtained the Closing Levels of the INDU in the graph below from Bloomberg without independent verification. The historical performance of the INDU should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the INDU on the Valuation Dates. We cannot give you assurance that the performance of the INDU will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the INDU for the period from January 1, 2016 to June 29, 2021. The Closing Level of the INDU on June 29, 2021 was 34,292.29.

Historical Performance of the Dow Jones Industrial Average®

Source: Bloomberg

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

THE ESTIMATED VALUE OF THE SECURITIES

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the principal amount of the securities because costs associated with selling, structuring and hedging the securities are included in the principal amount of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

SUPPLEMENTAL PLAN OF DISTRIBUTION

The securities will be purchased by Wells Fargo Securities as principal, pursuant to a distribution agreement between Wells Fargo Securities and us. We have agreed to pay certain of Wells Fargo Securities’ expenses in connection with the offering of the securities.

Wells Fargo Securities will receive an underwriting discount of $21.75 per security. Wells Fargo Securities proposes to offer the securities to certain securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of $15.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We will deliver the securities against payment therefor in New York, New York on a date that is more than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The principal amount of the securities includes the underwriting discount received by Wells Fargo Securities and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations through an affiliate of Wells Fargo Securities, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The underwriting discount and projected profit of our hedge counterparties reduce the economic terms of the securities. In addition, the fact that the principal amount includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds and Hedging” in the underlying supplement.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

The securities and the related offer to purchase the securities and sale of the securities under the terms and conditions provided in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this document have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This document shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

Panama

The Securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The Securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence nor the Lima Stock Exchange Registry for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder.

Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement, the accompanying supplements or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

United Kingdom

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(ii)	a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA; and
(b)	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe for the securities.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Certain U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus. It does not apply to U.S. Holders subject to special rules including holders subject to Section 451(b) of the Code.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. holders should consult the section entitled “Tax Consequences to Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Certain U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our representation that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to an investor who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the investor disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due June 27, 2025

VALIDITY OF THE SECURITIES

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated September 6, 2019, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on September 6, 2019.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 6, 2019, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on September 6, 2019.

PRS-33